SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Compensation Plan

2009 Administrative Guidelines

On February 18, 2009, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) adopted the 2009 Administrative Guidelines (the “2009 Guidelines”) for Copano’s Management Incentive Compensation Plan (the “MICP”).  The 2009 Guidelines provide for a single financial objective and five common operational objectives for participants.    For 2009, 75% of each MICP participant’s target award is attributable to the achievement of the financial objective and 25% is attributable to the achievement of operational objectives (5% for each of the five operational objectives).

The financial objective for 2009 is based on Copano’s attainment of prescribed levels of total distributable cash flow per common unit (“Total Distributable Cash Flow”).  The 2009 bonus pool attributable to the financial objective will be determined based on Copano’s attainment of a threshold, target or maximum level of Total Distributable Cash Flow.  Copano’s achievement of the threshold, target or maximum level will entitle MICP participants to 50%, 100% or 150%, respectively, of the portion of their individual target awards attributable to the financial objective.

The 2009 Guidelines provide for common operational objectives for all MICP participants for 2009 in lieu of personal objectives.  Generally, management’s attainment of a threshold, target or maximum level of each operational objective will entitle MICP participants to 50%, 100% or 150%, respectively, of the portion of their individual target awards attributable to the operational objective.  Where appropriate, certain of the operational objectives are measured at only the target and maximum levels.  Operational objectives are directed at achievement of superior operating and financial performance and are tailored specifically to each of Copano’s operating segments, as appropriate.  Copano’s corporate management will be evaluated on a company-wide basis.

2009 Targets for Named Executive Officer

On February 18, 2009, the Compensation Committee approved 2009 individual target awards for MICP participants.  The 2009 targets for Copano's named executive officers are set forth below.

Participant	Position	Target
Eckel, Jr., John R.	Chairman of the Board and Chief Executive Officer	75%
Northcutt, R. Bruce	President and Chief Operating Officer	55%
Raber, John A.	Executive Vice President; President and Chief Operating Officer, Rocky Mountains	50%
Assiff, Matthew J.	Senior Vice President and Chief Financial Officer	50%

Amended and Restated Long-Term Incentive Plan

As reported in November 2008, Copano amended its MICP to permit settlement of MICP bonuses with equity awards under Copano’s Long-Term Incentive Plan (“LTIP”) or in cash, as determined in the sole discretion of the Committee.  In conjunction with settlement of 2008 MICP bonuses, Copano’s Board of Directors approved an amendment to the LTIP providing explicitly for grants of common units that are not subject to vesting or forfeiture.

Copies of the amended and restated LTIP (incorporating the amendment reported above and three previously reported amendments) and the 2009 Guidelines for the MICP are filed with this report as Exhibits 99.1 and 99.2, respectively.

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Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan

99.2	2008 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: February 24, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel
and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan

99.2	2008 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan